Exhibit 5.1
                                                                         & 23(c)

BP p.l.c.
Britannic House
1 Finsbury Circus
London EC2M 7BA
United Kingdom
Switchboard:  0171-496 4000
Central Fax: 0171-496 4630
Telex: 888811

Direct Line: 0171-496 4013
Direct Fax: 0171 496 4592
Reference:

November 30, 2001

The Directors
BP p.l.c.
Britannic House
1 Finsbury Circus
London EC2M 7BA

Dear Sirs:

RE: Registration Statement on Form S-8 (the "Registration Statement")

1. This Opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the "Act") of 180 million Ordinary Shares of U.S. $.25 each ("Ordinary Shares") of BP p.l.c., an English public limited company (the "Company") to be issued in connection with the BP Employee Savings Plan (the "Plan").

2. This Opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and be construed in accordance with English law.

3. I have examined and relied on copies of such corporate records and other documents, including the Registration Statement, reviewed corporate proceedings in connection with the Registration Statement and reviewed such matters of law as I have deemed necessary or appropriate for the purpose of this Opinion.

4. On the basis of, and subject to, the foregoing and having regard to such considerations of English law in force at the date of this letter as I consider relevant, I am of the opinion that (i) the Company has been duly organized and is an existing corporation in good standing under the laws of England, and (ii) any Ordinary Shares to be issued by the Company pursuant to and in accordance with the Plan will, when so issued, be legally and validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

I consent to the filing of this Opinion as an exhibit to the Registration Statement on Form S-8 relating to such Ordinary Shares. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

                                            Yours faithfully,


                                            /s/ P.B.P. Bevan
                                            P.B.P. Bevan
                                            Group General Counsel